Exhibit 9


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.



                                     WARRANT

                         To Purchase Ordinary Shares of

                                  ViryaNet Ltd.

                  THIS IS TO CERTIFY THAT GE Capital Equity Investments, Inc., or registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from ViryaNet Ltd., an Israeli company (the "Company"), 2,262 shares of Ordinary Shares (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price equal to the Current Warrant Price, which initially is $5.15 per share (subject to adjustment as provided herein) all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Ordinary Shares" means all shares of Ordinary Shares issued by the Company after the Effective Date, other than Warrant Stock.

                  "Affiliate" shall mean (a) any general, special or limited partner, member, shareholder or any other person or entity who holds a beneficial interest in the Holder, or (b) an "affiliate," as defined in Rule 144(a)(1) prescribed by the Commission.

                  "Articles of Association" means the Articles of Association of the Company, as amended from time to time.

                  "Board" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Change of Control" has the meaning set forth in Section 4.5.

                  "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Company" has the meaning set forth in the Preamble.

                  "Convertible Securities" means evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Ordinary Shares, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Market Price" means, in respect of any share of Ordinary Shares on any date herein specified, either (a) the fair market value thereof as determined in good faith by the Board, provided, however, that the rights afforded in Section 4.4(f) to the Holder shall apply with respect to any such determination, or (b) if there shall then be a public market for the Ordinary Shares, the latest market price. The market price shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ National Market System ("NASDAQ-NMS") on which such Ordinary Shares is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ-NMS, (iii) if the Ordinary Shares is not then listed or admitted to trading on any stock exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Holder and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Holder and one of which shall be selected by the Company.

                  "Current Warrant Price" means, in respect of a share of Ordinary Shares at any date herein specified, the price at which a share of Ordinary Shares may be purchased pursuant to this Warrant on such date and initially is $5.15 per share (subject to adjustment as provided therein).

                  "Effective Date" means April 22, 2002.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" has the meaning set forth in Section 2.1.

                  "Expiration Date" means February 21, 2005.

                  "Holder" means the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

                  "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of February 25, 2002, among iMedeon, Inc., the stockholders of iMedeon, Inc., the Company, and ViryaNet Acquisition, Inc.

                  "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Ordinary Shares" means the Ordinary Shares, nominal value NIS
1.0 each, of the Company.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Registration Rights Agreement" means as defined in the Merger Agreement.

                  "Restricted Warrant Stock" means shares of Warrant Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 7.2(a).

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Transfer Notice" has the meaning set forth in Section 7.3.

                  "Warrant Agreement" means the Warrant Agreement dated as of February 21, 2002, between the Company and GE Capital Equity Investments, Inc.

                  "Warrant Price" means an amount equal to (i) the number of shares of Ordinary Shares being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" means the shares of Ordinary Shares purchased by the Holder.

                  "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Ordinary Shares for which they may be exercised.

                                   ARTICLE II

                               EXERCISE OF WARRANT
                               -------------------

                  (a) Manner of Exercise. From and after the Effective Date and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"),

Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Ordinary Shares purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 2 Willow Street, Southborough, MA 01745, or at the office or agency designated by the Company pursuant to Section 6.8, a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Ordinary Shares to be purchased. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 10 Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Ordinary Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be registered in the name of Holder or, subject to Article VII, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Ordinary Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

         Section 2.2 Payment of Warrant Price. The Warrant Price may be paid (i) in cash or by wire transfer, or certified or official bank check, (ii) by the surrender by Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Warrant Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing, duly endorsed by Holder or by Holder's attorney duly authorized in writing.

         Section 2.3 Net Issue Election. Holder may elect to receive, without the payment by Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable shares of Ordinary Shares as is computed using the following formula:

                                        X = Y (A-B)
                                            -------
                                               A

                  where X = the number of shares of Ordinary Shares to be issued to the Holder pursuant to this Section 2.3.

                  Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.3.

                  A = the Current Market Price of one share of Ordinary Shares at the time the net issue election is made pursuant to this Section 2.3.

                  B = the Current Warrant Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2.3.

                  The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Ordinary Shares.

         Section 2.4 Payment of Taxes. All shares of Ordinary Shares issuable upon the exercise of this Warrant pursuant to the terms hereof, shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the income or gains of the Holder, in which case such taxes or charges shall be paid by Holder.

         Section 2.5 Fractional Shares. The Company shall not be required to issue a fractional share of Ordinary Shares upon exercise of any Warrant. Any fraction of a share which the Holder of one or more Warrants the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, except as otherwise provided in Section 2.1, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Ordinary Shares on the date of exercise.

         Section 2.6 Continued Validity. A holder of shares of Ordinary Shares issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Articles VII and IX and Section 6.6 of this Warrant. The Company shall, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Ordinary Shares issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

         Section 2.7 Conversion of Ordinary Shares. If at any time hereafter any of the Company's outstanding Ordinary Shares is converted into any other security or rights to receive any amounts due to the holders of the Ordinary Shares pursuant to the terms of the Company's Articles of Association in effect immediately prior to any such conversion, then this Warrant shall immediately become exercisable for that number of such securities or other amounts equal to the number of such securities or other amounts which would have been received if this Warrant had been exercised in full and the Ordinary Shares received thereupon had been simultaneously converted into such securities or other amounts immediately prior to such event. The Current Warrant Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the Warrant Price of the number of shares of Ordinary Shares for which this Warrant was exercisable immediately prior to such conversion by (y) the aggregate number of shares of such securities or other rights for which this Warrant is exercisable immediately after such conversion or redemption.

                                   ARTICLE III

                       TRANSFER, DIVISION AND COMBINATION
                       ----------------------------------

         Section 3.1 Transfer. Subject to compliance with Article VII hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 6.8, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and if such transfer is not to be made pursuant to Article VIII, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Article VII, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Article VII, may be exercised by a new Holder for the purchase of shares of Ordinary Shares without having a new Warrant issued.

         Section 3.2 Division and Combination. Subject to Article VII, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Article VII, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         Section 3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Article III.

         Section 3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

                                   ARTICLE IV

                                   ADJUSTMENTS
                                   -----------

                  The number of shares of Ordinary Shares for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article IV. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Article IV at the time of such event.

         Section 4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Ordinary Shares,

                  (b) subdivide its outstanding shares of Ordinary Shares into a larger number of shares of Ordinary Shares, or

                  (c) combine its outstanding shares of Ordinary Shares into a smaller number of shares of Ordinary Shares,

then (i) the number of shares of Ordinary Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Ordinary Shares which a record holder of the same number of shares of Ordinary Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Ordinary Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         Section 4.2 Adjustment for Dilutive Issuances.

                  (a) If the Company shall issue or sell after the Effective Date, in a single or series of transactions (the "Transaction"), $3 million or more of Ordinary Shares at an effective price per share below (the "Reduced Price") the Current Warrant Price, the Current Warrant Price shall be reduced to equal the Reduced Price; provided that any sales of Ordinary Shares within a three month period shall be deemed to be a single transaction for purposes of this Section 4.2(a); and provided, further that this adjustment shall only apply to the Company's first Transaction following the Effective Date.

                  (b) No adjustment of the Current Warrant Price pursuant to this Section 4.2 shall have the effect of increasing the Current Warrant Price above the Current Warrant Price in effect immediately prior to such adjustment.

                  (c) In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (d) In the case of the issuance of Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board irrespective of any accounting treatment.

         Section 4.3 Certain Other Distributions and Adjustments.

                  (a) If at any time the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive any dividend or other distribution of:

                           (i) cash,

                           (ii) any evidences of its indebtedness, any shares of
                  its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Ordinary Shares), or

                           (iii) any warrants or other rights to subscribe for
                  or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Ordinary Shares),

                  then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

                  (b) A reclassification of the Ordinary Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Ordinary Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Ordinary Shares of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Ordinary Shares shall be changed into a larger or smaller number of shares of Ordinary Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Ordinary Shares within the meaning of Section 4.1.

         Section 4.4 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Ordinary Shares for which this Warrant is exercisable and the Current Warrant Price provided for in this Article IV:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Ordinary Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Ordinary Shares or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Ordinary Shares or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Ordinary Shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board. In case any Additional Shares of Ordinary Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Ordinary Shares or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Ordinary Shares, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Ordinary Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Ordinary Shares issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Ordinary Shares or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Ordinary Shares, the Company shall be deemed to have received for such Additional Shares of Ordinary Shares or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to Be Made. The adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Ordinary Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Ordinary Shares, as provided for in Section 4.1) up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Ordinary Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments under this
Article IV, fractional interests in Ordinary Shares shall be taken into account to the nearest 1/100th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Article IV by reason of the taking of any record of the holders of Ordinary Shares, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Ordinary Shares issuable upon exercise by reason of such adjustment shall be deemed the last shares of Ordinary Shares for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned to the Company.

                  (f) Challenge to Good Faith Determination. Whenever the Board shall be required to make a determination in good faith of the fair value of any item under this Article IV or as to the Current Market Price under any Section of this Warrant, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by the Company and acceptable to the Holder.

         Section 4.5 Adjustment for Capital Reorganization, Merger or Consolidation. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares as otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger, or similar transaction, in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted into other property, whether in the form of securities, cash, or otherwise, and as a result of which the ownership of the Company shall change by 50% or more, or (c) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer (collectively, a "Change of Control"), this Warrant shall cease to represent the right to receive Warrant Stock and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Warrant Price then in effect, the number of shares of stock or other securities or property offered to the Company's holders of Warrant Stock in connection with such Change of Control that a holder of shares of Warrant Stock deliverable upon exercise of this Warrant would have been entitled to receive in such Change of Control if this Warrant had been exercised immediately before such Change in Control, subject to further adjustment as provided in this Article. The foregoing provisions of this Section 4.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that this Warrant is assigned to or assumed by any successor corporation or entity, whether by operation of law or otherwise, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares of Warrant Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board. In all events, appropriate adjustment (as determined in good faith by the Company's Board) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         Section 4.6 Other Action Affecting Ordinary Shares. In case at any time or from time to time the Company shall take any action in respect of its Ordinary Shares, other than any action described in this Article IV, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Ordinary Shares or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

                                    ARTICLE V

                           NOTICES TO WARRANT HOLDERS
                           --------------------------

         Section 5.1 Notice of Adjustments. Whenever the number of shares of Ordinary Shares for which this Warrant is exercisable, or whenever the price at which a share of such Ordinary Shares may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Article IV, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.4(a)), specifying the number of shares of Ordinary Shares for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.5 or 4.6) describing the number and kind of any other shares of stock or other property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 9.5. The Company shall keep at its office or agency designated pursuant to Section 6.8 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         Section 5.2 Notice of Corporate Action. If at any time:

                  (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

                  (b) there shall be (i) any capital reorganization of the Company, (ii) any reclassification or recapitalization of the capital stock of the Company or (iii) any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all of the assets or business of the Company to another Person;

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (d) a subsequent registered offering of the Company's securities;

then, in any one or more of such cases, the Company shall give to Holder (i) 7 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 7 days' prior written notice of the date when the same shall take place and (iii) at least 7 days' prior written notice of the anticipated closing date of subsequent registered offering. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Ordinary Shares shall be entitled to any such dividend, distribution or right, and the amount and character thereof, (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Ordinary Shares shall be entitled to exchange their shares of Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up or (iii) the anticipated closing date of any such subsequent registered offering. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 9.5.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         Section 6.1 No Impairment.

The Company shall not by any action, including, without limitation, amending its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Ordinary Shares upon the exercise of this Warrant, including taking such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Ordinary Shares issuable upon exercise of this Warrant, and use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         Section 6.2 Reservation of Ordinary Shares. From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Ordinary Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Ordinary Shares which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         Section 6.3 Authorization. Before taking any action which would result in an adjustment in the number of shares of Warrant Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         Section 6.4 Registration or Approval. If any shares of Warrant Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in the Registration Rights Agreement) before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or such approval to be obtained or filing made. All shares of Warrant Stock issuable upon exercise of this Warrant shall be "Registrable Securities" pursuant to the Registration Rights Agreement and the Holder is entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

         Section 6.5 Taking of Record; Stock and Warrant Books. In the case of all dividends or other distributions by the Company to the holders of its Ordinary Shares with respect to which any provision of Article IV refers to the taking of a record of such holders, the Company shall in each such case take such a record and shall take such record as of the close of business on a Business Day. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Section 6.6 Supplying Information. The Company shall cooperate with each Holder of a Warrant and each holder of Ordinary Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Stock. In addition, the Company shall promptly provide the Holder with copies of all public financial information relating to the Company as such information becomes public.

         Section 6.7 Loss or Mutilation. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company shall execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

         Section 6.8 Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

         Section 6.9 Holder's Representations. Neither this Warrant nor the Warrant Stock issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Stock issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Stock will not be registered under the Securities Act and applicable state securities laws and that such Warrant Stock may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available.



                                   ARTICLE VII

                         RESTRICTIONS ON TRANSFERABILITY
                         -------------------------------

                  As provided in Article I hereof, for all purposes of this
Article VII, the term Warrant Stock includes the Ordinary Shares issuable upon exercise of the Warrants.

                  The Warrants and the Warrant Stock shall not be Transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article VII.

         Section 7.1 With respect to any offer, sale or other disposition of this Warrant or securities into which such Warrant may be exercised, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, if requested by the Company, a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Such opinion letter and all such transferees must warrant and represent that each such transferee is an "accredited" investor as that term is defined under Regulation D of the Securities Act. Promptly, as practicable, upon receiving such written notice an opinion and such warranty and representation, if so requested, the Company, as promptly as practicable, shall deliver to the Holder one or more replacement Warrant certificates on the same terms and conditions as this Warrant for delivery to the transferees. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear legend(s) as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Any provision of this Warrant to the contrary notwithstanding, the Holder may not offer, sell or otherwise dispose of this Warrant to any third party, other than to its Affiliates. In addition to the above, any transfer of this Warrant or the Warrant Shares shall be subject to the provisions of the Company's Articles of Association.

         Section 7.2 Restrictive Legend.

                  (a) Except as otherwise provided in this Article VII, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or the rules and regulations thereunder."

                  (b) Except as otherwise provided in this Article VII, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

         Section 7.3 Notice of Proposed Transfers. Prior to or promptly following any Transfer of any Warrants or any shares of Restricted Warrant Stock, the holder of such Warrants or Restricted Warrant Stock shall give written notice (a "Transfer Notice") to the Company of such Transfer. Each certificate, if any, evidencing such shares of Restricted Warrant Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 7.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 7.2(b), unless in the opinion of counsel to such holder which is reasonably acceptable to the Company such legend is not required in order to ensure compliance with the Securities Act.

         Section 7.4 Expenses. All expenses incurred in complying with Article VII hereof shall be paid by the Company.

         Section 7.5 Termination of Restrictions. Notwithstanding the foregoing provisions of this Article VII, the restrictions imposed by this Article VII upon the transferability of the Warrants, the Warrant Stock and the Restricted Warrant Stock and the legend requirements of Section 7.2 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Article VII shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant without the restrictive legend set forth in Section 7.2(b). Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such

Warrant Stock not bearing the restrictive legend set forth in Section 7.2(a).

                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         Section 8.1 Corporate Organization and Authority. The Company is (i) a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iii) is qualified as a foreign corporation in all jurisdictions where such qualification is required and where failure to be so qualified would have a material adverse effect on the operations, business, condition (financial or otherwise) or properties of the Company.

         Section 8.2 Capitalization. As of the signature date hereof, the authorized capital of the Company consists of 4,200,000 shares of Ordinary Shares, of which 2,681,733 are issued and outstanding. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully paid and nonassessable. In addition, warrants to purchase 227,122 Ordinary Shares and options to purchase 408,707 Ordinary Shares under the Company's Stock Options Plans are outstanding as of the signature date hereof. Except as set forth herein, there are no outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire any equity securities from the Company, nor has the issuance of any of the aforesaid rights to acquire securities of the Company been authorized.

          Section 8.3 Corporate Power. The Company has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Ordinary Shares issuable upon exercise of the Warrant, and to carry out and perform its obligations under the terms of the Warrant.

          Section 8.4 Authorization. All action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of this Warrant and the performance of the Company's obligations under this Warrant and for the authorization, reservation, issuance and delivery of the Ordinary Shares issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms.

          Section 8.5 No Conflict with Other Instruments. The execution, delivery, and performance of the Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of the Company's Articles of Association; (ii) any provision of any judgment, decree, or order to which the Company is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of the Company; (iii) any contract, obligation, or commitment to which the Company is a party or by which it is bound; or (iv) any law, statute, rule, or regulation applicable to the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         Section 9.1 Deleted.

         Section 9.2 Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Stock prior to actual exercise resulting in the purchase of any Warrant Stock. Notwithstanding the above, the Holder shall be entitled to receive dividends issued (if issued) in respect of the Ordinary Shares of the Company on an as exercised basis.

         Section 9.3 Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Ordinary Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 9.4 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         Section 9.5 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

                  (b) If to the Company at:

                           ViryaNet Limited
                           2 Willow Street
                           Southborough, MA  01745
                           Attention:  Win Burke, Chief Executive Officer

                           Meitar, Liquornik, Geva & Co.
                           16 Abba Hillel Silver Rd.
                           Ramat Gan, 52506
                           Israel
                           Attention: Dan Geva, Adv.

                           If to the Holder at:

                           GE Capital Equity Investments, Inc.
                           120 Long Ridge Road
                           Stamford, CT  06927
                           Attention: General Counsel
                           Facsimile: (203) 357-3047

                           with a copy to:

                           Covington & Burling
                           1330 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Bruce C. Bennett. Esq.
                           Facsimile:  (212) 841-1010

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         Section 9.6 Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Warrant. Each holder of Warrant and Warrant Stock and the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         Section 9.7 Successors and Assigns. Subject to the provisions of Sections 3.1 and Article VII, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Article VII hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

                                                                           xviii

         Section 9.8 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

         Section 9.9 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         Section 9.10 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         Section 9.11 Waiver of Jury Trial. Each holder of Warrant and Warrant Stock and the Company agree that none of them nor any assignee or successor shall (a) seek a jury trial in any lawsuit, proceeding, counterclaim or any other action based upon or arising out of this Warrant, the Warrant Stock, any related instruments, or the dealings or the relationship between or among any of them, or (b) seek to consolidate any such action with any other action in which a jury trial cannot be or has been waived. The provisions of this paragraph have been fully discussed by each holder of Warrant and the Company with their respective counsel, and these provisions shall be subject to no exceptions. None of the holders of Warrant or the Company has agreed with or represented to any other party that the provisions of this paragraph will not be fully enforced in all instances.

         Section 9.12 Governing Law. The internal laws, and not the laws of conflicts (other than section 5-1401 of the general obligations law of the State of New York), of New York shall govern the enforceability and validity of this Warrant, the construction of its terms and the interpretation of the rights and duties of the parties.

         Section 9.13 Consent to Jurisdiction. Each party to this Warrant hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Warrant or the transactions contemplated thereby. No party to this Warrant may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction. Each party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any New York court sitting in the County of New York or any federal court sitting in the Southern District of New York.

Each party consents to the service of process in any such suit, action or proceeding by notice in the manner specified in Section 9.5.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated:  July 29, 2002

                                  VIRYANET LTD.



                                  By:   /s/ Winfried A. Burke
                                     --------------------------------
                                     Name:  Winfried A. Burke
                                     Title: President and Chief Executive
                                            Officer

Attest:

By:   /s/ Michael J. Donnelly
   --------------------------------
   Name:  Michael J. Donnelly
   Title: Senior Vice President,
          GE Capital Equity
          Investments, Inc.

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Ordinary Shares of ViryaNet Ltd. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Ordinary Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Ordinary Shares shall not include all of the shares of Ordinary Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Ordinary Shares issuable hereunder be delivered to the undersigned. Payment has been made by the undersigned in accordance with Section
2.1 of this Warrant by payment of (i) a certified or official bank check in the amount of $_____________ and/or (ii) the surrender to the Company of _____________ shares of Warrant Stock (or the right to receive such number of shares) and/or (iii) the surrender to the Company of ______________ shares of Ordinary Shares.



                                -------------------------------
                                (Name of Registered Owner)

                                -------------------------------
                                (Signature of Registered Owner)

                                -------------------------------
                                (Street Address)

                                -------------------------------
                                (City)     (State)   (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Ordinary Shares set forth below:

Name and Address of Assignee          No. of Shares of Ordinary Shares
----------------------------          --------------------------------







and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer on the books of ViryaNet Ltd. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________                    Print Name:___________________

                                            Signature:____________________

                                            Witness:______________________





NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                           xxiii